EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 23, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2010 – October 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.3%	-1.1%	-9.1%	-4.0%	-2.4%	-4.9%	0.9%	-4.9%	10.0%	-28.6%	-0.5	-0.6
B**	1.3%	-1.2%	-9.6%	-4.6%	-2.9%	-5.5%	0.2%	-5.5%	10.0%	-29.9%	-0.5	-0.7
Legacy 1***	1.3%	-1.0%	-7.5%	-2.1%	-0.3%	-2.9%	N/A	-2.9%	9.9%	-23.7%	-0.2	-0.4
Legacy 2***	1.3%	-1.0%	-7.7%	-2.3%	-0.5%	-3.2%	N/A	-3.2%	9.9%	-24.4%	-0.3	-0.4
Global 1***	1.3%	-1.0%	-7.4%	-1.7%	0.1%	-2.7%	N/A	-2.7%	9.6%	-21.9%	-0.2	-0.4
Global 2***	1.3%	-1.0%	-7.6%	-1.9%	-0.1%	-3.0%	N/A	-3.0%	9.6%	-22.4%	-0.3	-0.4
Global 3***	1.3%	-1.1%	-8.8%	-3.4%	-1.7%	-4.6%	N/A	-4.6%	9.7%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	2.1%	8.2%	2.5%	5.0%	16.1%	14.3%	7.8%	14.3%	11.9%	-16.3%	1.2	2.1
Barclays Capital U.S. Long Gov Index****	-0.6%	0.0%	0.2%	5.8%	2.8%	6.9%	7.1%	6.9%	11.5%	-15.5%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	12%	Short	Natural Gas	3.3%	Short	12%	Short	Natural Gas	3.3%	Short
			Crude Oil	3.0%	Short			Crude Oil	3.0%	Short
Grains/Foods	8%	Short	Live Cattle	1.0%	Short	8%	Short	Live Cattle	1.0%	Short
			Corn	0.9%	Short			Corn	0.9%	Short
Metals	6%	Short	Gold	2.0%	Long	6%	Short	Gold	2.0%	Long
			Silver	1.3%	Long			Silver	1.3%	Long
FINANCIALS	74%					74%
Currencies	18%	Long $	Swiss Franc	1.8%	Short	18%	Long $	Japanese Yen	1.8%	Short
			Japanese Yen	1.8%	Short			Swiss Franc	1.8%	Short
Equities	17%	Long	Nasdaq	2.1%	Long	17%	Long	Nasdaq	2.1%	Long
			DJ Eurostoxx 50 Index	2.0%	Long			DJ Eurostoxx 50 Index	2.0%	Long
Fixed Income	39%	Long	Bunds	6.2%	Long	39%	Long	Bunds	6.2%	Long
			U.S. 10-Year Treasury Notes	4.6%	Long			U.S. 10-Year Treasury Notes	4.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell to a 3-month low after the U.S. Energy Information Administration reported larger-than-expected supplies.  Natural gas markets declined nearly 6% as abnormally warm temperatures in the U.S. put pressure on demand.

Grains/Foods
Corn markets finished higher due to overseas supply concerns and increased buying by investors attempting to take advantage of recent low prices.  Wheat markets finished lower because of a late-week selloff triggered by strong global supplies and uncertainty surrounding global demand.

Metals
Precious metals prices decreased as a result of strength in the U.S. dollar and after upbeat economic data in the U.S. reduced demand for safe-haven assets.  Copper markets also fell, driven lower by ongoing concerns regarding the industrial demand outlook for China.

Currencies
The U.S. dollar rallied after the European Central Bank suggested a further expansion to its monetary stimulus was forthcoming.  Additional support for the dollar was driven by an interest rate cut by the People’s Bank of China, the sixth such cut since November 2014.  The Canadian dollar weakened after the Bank of Canada released comments which supported a bearish outlook for the Canadian economy.

Equities
Global equity markets rallied because of stronger-than-expected earnings from key U.S. technology firms.  The decision to cut interest rates by the People’s Bank of China supported investor optimism and furthered the rally in equities.

Fixed Income
U.S. Treasuries declined because of strong upward moves in the equity markets and because of reduced demand for safe-assets.  German Bund markets rose due to increased buying following the ECB’s comments about expanding economic stimulus in the Eurozone.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.